Exhibit 99.2

This Statement on Form 4 is filed by: (i) SCA Horus Holdings, LLC, (ii) AP VIII (SCA Stock AIV), LLC, (iii) Antoine Munfakh, and (iv) Patrick Kearney.

Name of Designated Filer: SCA Horus Holdings, LLC

Date of Event Requiring Statement: June 1, 2021

Issuer Name and Ticker or Trading Symbol: Sun Country Airlines Holdings, Inc. [SNCY]

SCA Horus Holdings, LLC

By:	AP VIII (SCA Stock AIV), LLC,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AP VIII (SCA Stock AIV), LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

Antoine Munfakh

/s/ Antoine Munfakh

Patrick Kearney

/s/ Patrick Kearney

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